Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

On July 19, 2022, Warehouse Goods LLC, a wholly owned subsidiary of Greenlane Holdings, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement and supporting documents (collectively, the “Sale Agreement”) with Portofino Partners LLC, a Delaware limited liability company (the “Buyer”), to sell the Company’s 50% stake in VIBES Holdings LLC (“VIBES”), for total consideration of 5.3 million in cash (collectively, the “Sale”). The transactions contemplated by the Sale Agreement were completed on July 19, 2022, immediately following the signing of the Sale Agreement (collectively, the “Sale”).

The Buyer is an entity partially controlled by Adam Schoenfeld, the Company’s former Chief Marketing Officer and co-founder and a member of the Company’s Board of Directors (the “Board”). The Sale Agreement was approved by the affirmative vote of a majority of the disinterested members of the Board and the audit committee of the Board in accordance with the Company’s related party transactions policy.

The following unaudited pro forma condensed consolidated financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and has been prepared subject to the assumptions and adjustments as described in the notes thereto. Specifically, the unaudited pro forma condensed consolidated financial information set forth below reflects the effects of the Sale on (i) the Company’s condensed consolidated balance sheet as of March 31, 2022, as if the Sale had occurred on that date, and (ii) Company’s condensed consolidated statement of operations for the three months ended March 31, 2022 and the year ended December 31, 2021, as if the Sale had occurred on January 1, 2021. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.

The following unaudited pro forma condensed consolidated financial statements have been derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). The pro forma adjustments reflect the impacts of events directly attributable to the Sale, that are factually supportable, and for purposes of the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company. The following unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the Sale had occurred on the dates indicated, nor is it indicative of the future financial condition or results of operations of the Company.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following:
• The accompanying notes to the unaudited pro forma condensed consolidated financial statements;
• Greenlane’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2022, included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022; and
• Greenlane’s audited consolidated financial statements as of and for the year ended December 31, 2021, included in its Annual Report on Form 10-K for the year ended December 31, 2021.

The historical condensed consolidated statement of operations for the year ended December 31, 2021 has been adjusted by Company management to reflect certain reclassifications to conform with current financial statement presentation.

GREENLANE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2022
(in thousands, except par value per share amounts)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GREENLANE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the three months ended March 31, 2022
(in thousands, except per share amounts)

Greenlane Holdings, Inc. Historical (a)	Pro Forma Adjustments	Note	Greenlane Holdings, Inc. Pro Forma
Net sales	$ 46,534	$ (117)	(e)	$ 46,417
Cost of sales	40,566	(65)	(e)	40,501
Gross profit	5,968	(51)		5,917
Operating expenses:				
Salaries, benefits and payroll taxes	10,061	-		10,061
General and administrative	11,715	(19)	(e)	11,696
Depreciation and amortization	2,403	(12)	(e)	2,391
Total operating expenses	24,179	(31)		24,148
Loss from operations	(18,211)	(20)		(18,231)
Other income (expense), net:				
Interest expense	(406)	-		(406)
Other income (expense), net	(54)	-		(54)
Total other income (expense), net	(460)	-		(460)
Loss before income taxes	(18,671)	(20)		(18,691)
Provision for (benefit from) income taxes	78	-		78
Net loss	(18,749)	(20)		(18,769)
Net loss attributable to non-controlling interest	(3,417)	(225)	(e)	(3,642)
Net loss attributable to Greenlane Holdings, Inc.	$ (15,332)	$ 205		$ (15,127)
Net loss attributable to Class A common stock per share - basis and diluted	$ (0.17)			$ (0.17)
Weighted-average shares of Class A common stock outstanding - basic and diluted	90,170			90,170

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GREENLANE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2021
(in thousands, except per share amounts)

Greenlane Holdings, Inc. Historical (b)	Pro Forma Adjustments	Note	Greenlane Holdings, Inc. Pro Forma
Net sales	$ 166,060	$ -		$ 166,060
Cost of sales	133,178	-		133,178
Gross profit	32,882	-		32,882
Operating expenses:				
Salaries, benefits and payroll taxes	34,012	(91)	**(e)**	33,921
General and administrative	46,903	(1,379)	**(e)**	45,524
Depreciation and amortization	4,689	(40)	**(e)**	4,649
Total operating expenses	85,604	(1,510)		84,094
Loss from operations	(52,722)	1,510		(51,212)
Other income (expense), net:				
Interest expense	(574)	-		(574)
Other income (expense), net	(117)	-		(117)
Total other income (expense), net	(691)	-		(691)
Loss before income taxes	(53,413)	1,510		(51,903)
Provision for (benefit from) income taxes	10	-		10
Net loss	(53,423)	1,510		(51,913)
Net loss attributable to non-controlling interest	(22,840)	(3,084)	**(e)**	(25,924)
Net loss attributable to Greenlane Holdings, Inc.	$ (30,583)	$ 4,593		$ (25,990)
Net loss attributable to Class A common stock per share - basis and diluted	$ (0.79)			$ (0.67)
Weighted-average shares of Class A common stock outstanding - basic and diluted	38,595			38,595

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Adjustments

The following is a summary of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

a.Reflects amounts as originally reported by the Company in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022.

b.Reflects amounts as originally reported by the Company in its Annual Report on Form 10-K for the year ended December 31, 2021, adjusted to reflect the voluntary change in accounting principle made by the Company to classify outbound shipping and handling costs associated with the distribution of products to our customers as a component of "general and administrative" costs within our condensed consolidated statements of operations. These costs were previously recorded as a component of "cost of sales" within our condensed consolidated statements of operations.

c.Reflects the elimination of the VIBES assets, liability and historical equity balances including within the Company’s consolidated financial statements. The amount of the actual gain will be calculated based on the net book value of the sold business as of the closing of the Sale and therefore could differ from the current estimate.

d.Reflects the estimated net proceeds from the Sale of $4.6 million, representing the gross purchase price of $5.3 million, offset by cash proceeds of $0.7 million used to settle amounts owed on certain open purchase orders.

e.Reflects the elimination of the historical revenues and expenses directly to related to VIBES that will not recur in the Company’s consolidated statement of operations beyond a year from the date of the Sale, as well as the related adjustment to net loss attributable to the historical VIBES non-controlling interest.